Exhibit 99.2

News from

Arch Coal, Inc.

FOR FURTHER INFORMATION:

Logan Bonacorsi
Investor Relations

314/994-2766

FOR IMMEDIATE RELEASE

Arch Coal Increases Equity Ownership in Strategic Export Facility

Strengthens access to seaborne metallurgical markets

ST. LOUIS, March 7, 2017 — Arch Coal, Inc. (NYSE: ARCH) today announced that it has expanded its equity share in Dominion Terminal Associates (DTA), a coal export terminal in Newport News, Virginia. The transaction will increase Arch’s percentage interest in the storage-to-vessel coal transloading facility from 22 percent to 35 percent and augment its throughput capacity from 4.8 million tons to 7.7 million tons. The terminal has an estimated 22-million-ton annual throughput capacity.

“This transaction represents a strategic investment in export infrastructure that will further enhance Arch’s leadership position as a supplier of high-quality metallurgical coal to the global steel industry,” said Paul A. Lang, Arch’s president and chief operating officer. “DTA is a world-class export facility and a key link in our seaborne marketing and logistics chain, providing us with significant and cost-effective access to our extensive global customer base. We expect U.S. metallurgical coals to remain a cornerstone of international coke blends well into the future, and see significant seaborne market opportunities for U.S. thermal coals as well.”

Arch purchased the additional capacity for approximately $7.2 million through an auction process held by existing owner Peabody Energy. Existing, third-party transloading agreements will be transferred to DTA upon closing of the transaction. These agreements should ensure a strong, ongoing revenue stream independent of partner throughput volume.

Arch participated in the bidding process alongside Contura Energy, a current partner in the DTA facility. The final sale is subject to court approval, and a hearing to approve the results of the auction is scheduled for March 9.

Arch currently sells more than half of its broad slate of high-quality metallurgical coal to steel customers located in Europe, South America and Asia.

U.S.-based Arch Coal, Inc. is a top coal producer for the global steel and power generation industries. Arch operates a streamlined portfolio of large-scale, low-cost mining complexes that produce high-quality metallurgical coals in Appalachia and low-emitting thermal coals in the

Powder River Basin and other strategic supply regions. For more information, visit www.archcoal.com.

Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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